AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2003.
                                              REGISTRATION NO. 333-_____________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                               RIMAGE CORPORATION
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-1577970
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          7725 WASHINGTON AVENUE SOUTH
                             EDINA, MINNESOTA 55439
              (Address of principal executive offices and zip code)
                          ----------------------------

                               RIMAGE CORPORATION
                   AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                            (Full title of the Plan)
                          ----------------------------

                                                   Copy to:
BERNARD P. ALDRICH, CHIEF EXECUTIVE OFFICER,       CHARLES P. MOORSE
  PRESIDENT                                        LINDQUIST & VENNUM, P.L.L.P.
RIMAGE CORPORATION                                 4200 IDS CENTER
7725 WASHINGTON AVENUE SOUTH                       80 SOUTH 8TH STREET
EDINA, MINNESOTA  55439                            MINNEAPOLIS, MINNESOTA  55402
(952) 944-8144                                     (612) 371-3211

 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================ ================ ================= ================== ==============
                                                                        PROPOSED
                                                                        MAXIMUM       PROPOSED MAXIMUM    AMOUNT OF
            TITLE OF EACH CLASS OF               AMOUNT TO BE       OFFERING PRICE       AGGREGATE      REGISTRATION
          SECURITIES TO BE REGISTERED            REGISTERED(1)          PER UNIT       OFFERING PRICE       FEE
------------------------------------------------ ---------------- ----------------- ------------------ --------------
Common Stock, par value $.01 per share               400,000          $13.03           $5,212,000.00      $422.00
================================================ ================ ================= ================== ==============

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the Nasdaq National Market on July 7, 2003.

                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                     PART II

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         (c) Definitive Proxy Statement dated April 18, 2003 for the 2003 Annual Meeting of Rimage Corporation Shareholders held on May 21, 2003; and

         (d) The description of the Company's common stock contained in its Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed to update such description filed subsequent to the date hereof and prior to the termination of the offering of the common stock offered hereby.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
---------------------------------

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

         Not applicable.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

         Section 302A.521 of the Minnesota Statutes and Article 8 of the Company's Bylaws require, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the Company against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the Company, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The Company also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

Item 7. Exemption from Registration Claimed.
-------------------------------------------

         Not applicable.

Item 8. Exhibits.
----------------

         Exhibit
         -------

         4.1    Rimage Corporation Amended and Restated 1992 Stock Option Plan
         5.1    Opinion of Lindquist & Vennum P.L.L.P.
         23.1   Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
         23.2   Consent of KPMG LLP
         24.1   Power of Attorney (included on signature page)

Item 9. Undertakings.
--------------------

(a)      The Company hereby undertakes to:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on July 9, 2003.

                                            RIMAGE CORPORATION

                                            By     /s/ Bernard P. Aldrich
                                                   -----------------------------
                                                   Bernard P. Aldrich, President
                                                   and Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Rimage Corporation hereby constitute and appoint Bernard P. Aldrich and Robert M. Wolf, each acting alone, with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 9, 2003.

/s/ Bernard P. Aldrich              Chief Executive Officer, President
-----------------------------       (principal executive officer),Director
Bernard P. Aldrich

/s/ David J. Suden                  Chief Technical Officer, Director
-----------------------------
David J. Suden

/s/ Robert M. Wolf                  Chief Financial Officer (principal financial
-----------------------------       and accounting officer), Corporate Secretary
Robert M. Wolf

/s/ James L. Reissner               Director
-----------------------------
James L. Reissner

/s/ Thomas F. Madison               Director
-----------------------------
Thomas F. Madison

/s/ Steven M. Quist                 Director
-----------------------------
Steven M. Quist

/s/ Larry M. Benveniste             Director
-----------------------------
Larry M. Benveniste

/s/ Philip D. Hotchkiss             Director
-----------------------------
Philip D. Hotchkiss


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